Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-72140, 333-102670, and 333-101508 on Form S-8 of First Federal Bancshares, Inc. of our report, dated March 11, 2005 appearing in this annual report on Form 10-K of First Federal Bancshares, Inc. for the year ended December 31, 2004.

/S/    CROWE CHIZEK AND COMPANY LLC

Crowe Chizek and Company LLC

Oak Brook, Illinois

March 29, 2005